UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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COMMONWEALTH BIOTECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMONWEALTH BIOTECHNOLOGIES, INC.

601 Biotech Drive, Richmond, Virginia 23235

PROXY STATEMENT AND NOTICE OF

2006 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of	April 12, 2006
Commonwealth Biotechnologies, Inc.	Richmond, Virginia

To our shareholders:

It is my pleasure to invite you to attend our 2006 Annual Meeting of Shareholders on Friday, May 19, 2006, at 11:00 a.m., Eastern Time. The meeting will be held at 601 Biotech Drive, Richmond, Virginia 23235.

The matters to be acted upon at the meeting are described in the Notice of 2006 Annual Meeting of Shareholders and Proxy Statement. At the meeting, we will also report on the Company’s performance and operations during the fiscal year ended December 31, 2005 and respond to shareholder questions.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. IF YOU ARE A REGISTERED SHAREHOLDER AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER AND WANT TO VOTE YOUR SHARES IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BANK OR BROKER TO OBTAIN A LEGAL PROXY. THANK YOU FOR YOUR SUPPORT.

By order of the Board of Directors,

/s/ Thomas R. Reynolds
Thomas R. Reynolds Secretary

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

COMMONWEALTH BIOTECHNOLOGIES, INC.

TIME:	11:00 a.m., Eastern Time, on Friday, May 19, 2006

PLACE:	Commonwealth Biotechnologies, Inc.
601 Biotech Drive
Richmond, Virginia 23235

ITEMS OF BUSINESS:

(1) To elect (a) three Class III members of the Board of Directors, each to serve a term expiring at the Annual Meeting of Shareholders in 2009 or until his successor is duly elected and qualified and (b) one Class II member of the Board of Directors to serve a term expiring at the Annual Meeting of Shareholders in 2008, or until his successor is duly elected and qualified;

(2) To approve the Commonwealth Biotechnologies, Inc. 2006 Stock Incentive Plan;

(3) To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(4) To transact any other business properly coming before the meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 17, 2006.

ANNUAL REPORT:	A copy of our 2005 Annual Report is enclosed.

DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to shareholders on or about April 12, 2006.

By order of the Board of Directors,

/s/ Thomas R. Reynolds
Thomas R. Reynolds Secretary

ABOUT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

What am I voting on?

You will be voting on the following:

1. The election of (a) three Class III members of the Board of Directors, each to serve a term expiring of the Annual Meeting of Shareholders in 2009 or until each such director’s successor is duly elected and qualified and (b) one Class II member of the Board of Directors to serve a term expiring at the Annual Meeting of Shareholders in 2008 or until his successor is duly elected and qualified;

2. The approval of the Commonwealth Biotechnologies, Inc. 2006 Stock Incentive Plan;

3. The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4. The transaction any other business properly coming before the meeting.

Who is entitled to vote?

You may vote if you owned shares of the Company’s common stock as of the close of business on March 17, 2006. Each share of common stock is entitled to one vote. As of March 17, 2006, we had 3,306,184 shares of common stock outstanding.

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:

1. Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

2. By phone, by calling 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions; or

3. By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company’s transfer agent. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to 11:59 p.m., Eastern Time, on May 18, 2006, (3) voting again via the telephone prior to 11:59 p.m., Eastern Time, on May 18, 2006, or (4) voting at the meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the three nominees for Class III directors and the one nominee for Class II director, each as named herein, (2) FOR approval of the Company’s 2006 Stock Incentive Plan, (3) FOR the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006, and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 are considered routine matters for which brokerage firms may vote without specific instructions. The other proposal to be voted on at the meeting is not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the meeting?

The meeting is open to all holders of the Company’s common stock as of March 17, 2006.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 17, 2006 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to approve the Company’s proposals?

The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” each of the nominees for director unless a properly executed proxy card is marked “Withhold” as to a particular nominee or nominees for director.

With respect to the approval of the Company’s 2006 Stock Incentive Plan, broker non-votes will not be voted but an abstention will have the effect of a vote “Against” this proposal. Approval of the Company’s 2006 Stock Incentive Plan requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

BOARD OF DIRECTORS INFORMATION

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

All non-employee directors will receive an annual retainer fee (“Retainer Fee”) and a fee for each of the five regularly scheduled Board meetings attended per year (collectively, the “Director’s Fee”). Employee directors will not be eligible to receive the Retainer Fee or the Director’s Fee. The Retainer Fee and Director’s Fee for the upcoming year will be set at the last Board meeting during a calendar year. In addition to the Director’s Fee, all non-employee directors will receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings. For 2006, the Board set the Retainer Fee to be $7,500 and the Director’s Fee to be $1,000 for each Board meeting attended.

How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. Based on this review, the Board affirmatively determined that all of the directors nominated for election at the meeting are independent of management, with the exception of Dr. Freer who is considered an inside director because of his employment as Chairman and COO of the Company and is therefore not considered an independent director. The Company believes that is meets the independence standards adopted by the Securities and Exchange Commission and the Nasdaq Capital Market.

What role does the Nominating Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Nominating Committee are to (i) develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Nominating Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Nominating Committee’s charter, as well as other committee charters, is available on the Company’s website at www.cbi-biotech.com and in print upon request.

Are the members of the Nominating Committee independent?

Yes. All members of the Nominating Committee have been determined to be independent by the Board of Directors.

How does the Nominating Committee identify and evaluate nominees for director?

The Nominating Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management.

What are the Nominating Committee’s policies and procedures for considering director considering director candidates recommended by shareholders?

The Nominating Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235:

•	a recommendation that identifies the name and address of the shareholder and the person to be nominated;

•	documentation establishing that the shareholder making the recommendation is an eligible shareholder;

•	the written consent of the candidate to serve as a director of the Company, if elected;

•	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and

•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine if the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Nominating Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Nominating Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;

•	A director must have a record of professional accomplishment in his or her chosen field; and

•	A director must be prepared and able to participate fully in Board activities, including membership on committees.

What other considerations does the Nominating Committee consider?

The Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:

Name of Director or Directors

Commonwealth Biotechnologies, Inc.

601 Biotech Drive

Richmond, Virginia 23235

Does the Company have a Code of Conduct?

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Conduct is available on the Company’s web site at www.cbi-biotech.com and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

How often did the Board meet in fiscal 2005?

The Board of Directors met five times during fiscal 2005. The number of times that each Committee of the Board of Directors met is shown on pages 9-12. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of the standing committees of which he or she was a member during fiscal 2005. Although the Company has not adopted a formal policy regarding Board of Directors attendance at annual meetings of shareholders, three directors attended the 2005 Annual Meeting of Shareholders.

What are the committees of the Board?

During fiscal 2005, the Board of Directors had standing Audit, Nominating, Compensation and Strategic Planning Committees. The members of each of the Committees as of December 31, 2005, their principal functions and the number of meetings held during the fiscal year ended December 31, 2005 are shown below:

Compensation Committee

The members of the Compensation Committee are:

Donald A. McAfee, Ph.D., Chairman

Samuel P. Sears, Jr.

James D. Causey

The Compensation Committee held five meetings during the fiscal year ended December 31, 2005. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally;

•	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that, the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;

•	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;

•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and

•	Administering the Company’s formal incentive compensation programs, including equity based plans.

Audit Committee

The members of the Audit Committee are:

Samuel P. Sears, Jr., Chairman

James D. Causey

Joseph R. Slay

Gerald P. Krueger

The Audit Committee held five meetings during the fiscal year ended December 31, 2005. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent,” and Mr. Sears qualifies as an “audit committee financial expert” in accordance with applicable Nasdaq Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Company;

•	Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

•	Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be doomed illegal or otherwise improper;

•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

•	Review accounting and financial human resources and succession planning within the Company;

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Nominating Committee

The members of the Nominating Committee are:

Thomas R. Reynolds, Chairman

Gerald P. Krueger

Donald A. McAfee, Ph.D.

Joseph R. Slay

The Nominating Committee had five meetings during the fiscal year ended December 31, 2005. All members of the Nominating Committee are independent, as such term is defined by the Nasdaq Capital Market listing standards, with the exception of Mr. Reynolds. The Nominating Committee undertakes to:

•	Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;

•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;

•	Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;

•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and

•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

Strategic Planning Committee

The members of the Strategic Planning Committee are:

Robert B. Harris, Ph.D., Chairman

Donald A. McAfee, Ph.D.

Thomas R. Reynolds

The Strategic Planning Committee met five times during the fiscal year ended December 31, 2005. The Strategic Planning Committee is responsible for developing, modifying, and monitoring the implementation of the Company’s long-term strategic plan.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

Nominees for election as Class III members of the Board of Directors to serve three year terms expiring in 2009:

RICHARD J. FREER, PH.D.

Chairman of the Board, Chief Operating Officer, Director and Founder

Age - 63

Director since 1992

Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a director of the Company. He assumed the role of Chief Operating Officer in 2002. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at Virginia Commonwealth University (“VCU”), first as an Associate Professor and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as Professor in VCU’s Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor’s degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University.

GERALD P. KRUEGER

Director

Age – 62

Director since 2004

Since 1999, Dr. Krueger has served as the Principal Research Scientist and Ergonomist at the Wexford Group International in Vienna, Virginia where he is director of Wexford’s Human Factors Engineering, Ergonomics, and Medical Research Program. He provides a wide variety of scientific advisory services to organizations in the Department of Defense and the Department of Transportation. For the Undersecretary of Defense for Laboratories and Basic Science, Dr. Krueger led a project to elicit exemplary practices in management of large industrial and government research labs for applicability to Department of Defense laboratories. He directed Wexford’s business management consulting effort in advising staff officers of the U.S. Army Medical Research and Materiel Command, Fort Detrick, Maryland on alternative schemes for prioritization of medical research programs. Recently, Dr. Kruger led a Human Systems Integration (“HIS”) team for the Defense Information Systems Agency Teleport Satellite Communications upgrade program. He also served as a principal consultant on three National Academy of Sciences Transportation Research Board (“TRB”) Synthesis studies on commercial driver safety issues. His current TRB Synthesis work is evaluating Health and Wellness Programs for commercial truck and bus operator. Dr. Krueger has his Ph.D. in experimental and engineering psychology from the Johns Hopkins University. He had a highly successful 25-year Army career in occupational and preventive medicine research, is a graduate of the Army War College, and is an adjunct associate professor of military psychology at the Uniformed Services University of the Health Sciences in Bethesda, Maryland.

DONALD A. MCAFEE, PH.D.

Director

Age – 65

Director since 2001

Since 2004, Dr. McAfee has served as Vice President of New Product Development for Cardiome Pharma Corp., a Vancouver-based drug discovery and development company. In addition, since 2004, Dr. McAfee has also served as a consultant for McAfee Scientific, a drug development consulting firm. In 1994, he co-founded Aderis Pharmaceuticals, Inc. (formerly Discovery Therapeutics, Inc.), a clinical stage pharmaceutical company, where he served as Chief Technical Officer and Director. Before organizing Discovery Therapeutics, Dr. McAfee served for eight years as Vice President, Research, at Whitby Research, Inc., Richmond, Virginia (formerly Nelson Research and Development, Irvine, California), managing drug discovery programs. Prior to entering industry, Dr. McAfee served as Chairman of the Division of Neurosciences at the Beckman Research Institute (City of Hope), Duarte, California, and held faculty appointments at the Yale University School of Medicine and the University of Miami School of Medicine. Dr. McAfee earned his Ph.D. in Physiology at the University of Oregon School of Medicine, and has authored more than 100 articles and book chapters in neuroscience and pharmacology. He is currently an adjunct professor at the Medical College of Virginia and a Director of the Virginia Biotech Association, an industry advocacy group.

Nominee for election as a Class II member of the Board of Directors to serve a two year term expiring in 2008:

JOSEPH R. SLAY

Nominee for Director

Age – 56

Director since 2005

Since November 1992, Mr. Slay has served as President of Slay Public Relations, a Richmond, Virginia-based public relations firm. Since November 1994, Mr. Slay has served as a Partner of the Martin Agency, a Richmond, Virginia-based advertising firm. Mr. Slay has lectured on business communication issues in New York, Los Angeles, Chicago and Washington, D.C. He is an accredited member of the Public Relations Society of America. In 1995, he was the recipient of the group’s Thomas Jefferson Citation for Public Relations. In 2000, Mr. Slay was inducted into the VCU Communications Hall of Fame. Mr. Slay received a bachelor’s degree in History from Washington & Lee University. Since graduation, Mr. Slay has taken several graduate courses in Divinity from Edinburgh University and Business from VCU.

Class I members of the Board of Directors whose terms continue to 2007:

THOMAS R. REYNOLDS

Executive Vice President for Science and Technology, Secretary, Director and Founder

Age – 44

Director since 1992

Thomas R. Reynolds currently serves the Company as Executive Vice President for Science and Technology and a director. He assumed the role of the Company’s Secretary in 1998. Since the founding of the Company in 1992, Mr. Reynolds has served as Vice President and Senior Vice President. From 1987 until 1997, Mr. Reynolds served as Manager of the Nucleic Acids Core Laboratory at the Massey Cancer Center in the Department of Microbiology and Immunology at Virginia Commonwealth University. Mr. Reynolds received a Bachelor’s degree in Biology from the Pennsylvania State University.

JAMES D. CAUSEY

Director

Age – 53

Director since 2004

Since 2004, Mr. Causey has served as Vice President of Trader Publishing Company, a nationwide network of classified publications. From 2003 until 2004, Mr. Causey served as a consultant in the publishing industry. From 1999 to 2003, Mr. Causey served as the chief executive officer of Sabot Publishing, a Richmond, Virginia based publisher of leading special interest publications. Mr. Causey received a master’s degree in business from the University of Maryland.

Class II members of the Board of Directors whose terms continue to 2008:

ROBERT B. HARRIS, PH.D.

President, Chief Executive Officer, Director and Founder

Age – 54

Director since 1992

Since founding the Company in 1992, Dr. Harris has served as the President and a director of the Company. He also assumed the position of Chief Executive Officer in 2002. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor’s degree in Chemistry and Biology from the University of Rochester, and a master’s degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

SAMUEL P. SEARS, JR.

Director

Age – 63

Director since 2001

Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman to Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL TWO

APPROVAL OF THE COMMONWEALTH BIOTECHNOLOGIES, INC.

2006 STOCK INCENTIVE PLAN

(ITEM 2 ON THE PROXY CARD)

What am I voting on?

The Board of Directors adopted The Commonwealth Biotechnologies, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) on November 18, 2005, subject to approval by the shareholders of the Company.

The Board of Directors believes that the 2006 Plan will advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees (“Nonemployee Directors”).

How is the 2006 Plan administered?

The 2006 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Awards made to Nonemployee Directors will be approved by the Board. The 2006 Plan provides the Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2006 Plan, the Committee has the discretion to determine the terms of each award. The Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company. The Committee must fix the total number of shares that may be subject to grants made under this delegation.

What kind of awards may be granted?

Awards under the 2006 Plan may be in the form of stock options or shares of restricted or incentive stock.

Who is eligible to receive awards?

Employees of the Company and Nonemployee Directors may be selected by the Committee to receive awards under the 2006 Plan. The benefits or amounts that may be received by or allocated to participants under the 2006 Plan will be determined at the discretion of the Committee and are not presently determinable.

How many shares are available for issuance under the 2006 Plan?

The maximum number of shares as to which stock awards may be granted under the 2006 Plan is 300,000 shares. The fair market value of a share of the Company’s common stock on April 4, 2006 was $3.59, as reported on the Nasdaq Capital Market.

Are there limits on grants to individual participants or other grant limits?

Yes. No participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. This limit is subject to adjustment by the Committee as provided in the 2006 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

Upon what terms may options be awarded?

Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Upon what terms may restricted stock be awarded?

An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Upon what terms may incentive stock be awarded?

An award of incentive stock granted under the 2006 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the aware, but the Compensation Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

Are awards made under the 2006 Plan transferable?

Except as provided below, no award under the 2006 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

When does the 2006 Plan terminate?

The 2006 Plan will terminate on the tenth anniversary of the date it is approved by shareholders, and no award will be granted under the plan after that date.

How can the 2006 Plan be amended?

The 2006 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company no such amendment may increase the limitations set forth in the 2006 Plan on the number of shares that may be issued under the 2006 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

What are the tax consequences of the 2006 Plan?

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2006 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Where can I get a copy of the 2006 Plan?

This summary is not a complete description of all provisions of the 2006 Plan. A copy of the 2006 Plan is attached hereto as Exhibit A.

WE RECOMMEND THAT YOU VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP

(ITEM 3 ON THE PROXY CARD)

What am I voting on?

A proposal to ratify the appointment of BDO Seidman, LLP as the Company’s fiscal 2006 independent registered public accounting firm. The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP to serve as the Company’s fiscal 2006 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable that the appointment of BDO Seidman, LLP be ratified by shareholders.

What services does BDO Seidman, LLP provide?

Audit services provided by BDO Seidman, LLP for fiscal 2005 included the examination of the consolidated financial statements of the Company; audit of the Company’s internal control over financial reporting and services related to periodic filings made with the SEC. In addition, BDO Seidman, LLP provided certain services relating to the Company’s quarterly reports.

Will a representative of BDO Seidman, LLP be present at the meeting?

One or more representatives of BDO Seidman, LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

What if this proposal is not approved?

If the appointment of BDO Seidman, LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF BDO

SEIDMAN, LLP AS THE COMPANY’S FISCAL 2006 INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by (i) our Chief Executive Officer, and (ii) the Company’s three other most highly compensated executive officers (collectively, the “Named Executive Officers”) during each of the Company’s last three fiscal years:

						Long-Term Compensation
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)
Richard J. Freer, Ph.D.,	2005	205,000	18,869	13,000	(2)	53,943	(3)	—
Chairman and COO	2004	181,500	—	9,600	(2)	45,000	(4)	10,000
	2003	181,500	—	9,600	(2)			11,029
Robert B. Harris, Ph.D.,	2005	205,000	18,869	13,000	(2)	3,943	(5)	30,000
President and CEO	2004	181,500	—	9,600	(2)	—		—
	2003	181,500	—	9,600	(2)	30,000	(3)	10,000
Thomas R. Reynolds,	2005	190,000	8,579	13,000	(2)	3,943	(5)	30,000
Secretary and Senior Vice President	2004	165,000	—	9,600	(2)	—		—
	2003	165,000	—	9,600	(2)	25,000	(3)	10,000
James H. Brennan,	2005	120,178	2,173	13,000	(2)	—		30,000
Controller	2004	114,640	—	9,600	(2)	—		—
	2003	104,640	—	9,600	(2)	4,167	(3)	6,000

(1)	Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2)	Represents travel expenses paid by the Company.

(3)	Includes 50,000 restricted shares granted pursuant to the amended employment agreement between the executive and the Company. The Company granted such securities in connection with the termination of an executive severance package previously held by the executive. This number also includes 3,943 restricted shares granted to Dr. Freer as a portion of his annual bonus.

(4)	In 2003, the Company granted either (i) options to purchase shares of Common Stock or (ii) shares of restricted stock in satisfaction of accrued, but unpaid salary. The value of the restricted stock so issued, as of the original date of grant, is reflected in the table. The restricted shares issued to Dr. Freer vested on April 6, 2003. The restricted shares issued to Dr. Harris and Messrs. Reynolds and Brennan vested on April 16, 2004.

(5)	Represents restricted shares granted to the executive as a portion of his annual bonus.

The following tables set forth information regarding options to purchase shares of the Company’s common stock granted to and exercised by the Company’s Named Executive Officers during fiscal 2005. The Company has no outstanding stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Richard J. Freer, Ph.D., Chairman and COO	7,885	4.7	4.80	12/30/2015
Robert B. Harris, Ph.D., President and CEO	10,000		6.00	1/3/2015
	20,000		5.35	2/3/2015

	30,000	17.7
Thomas R. Reynolds, Secretary and Senior Vice President	10,000		6.00	1/3/2015
	20,000		5.19	2/9/2005

	30,000	17.7
James H. Brennan, Controller	5,000	3.0	4.81	12/15/2015

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1) Exercisable / Unexercisable
Name	Shares Acquired on Exercise (#)	Value Realized ($)
Richard J. Freer, Ph.D., Chairman and COO	—	—	132,755 / 0	86,203 / 0
Robert B. Harris, Ph.D., President and CEO	—	—	110,513 / 0	26,989 / 0
Thomas R. Reynolds, Secretary and Senior Vice President	—	—	76,609 / 0	24,777 / 0
James H. Brennan, Controller	—	—	75,080 / 75,080	57,204 / 0

(1)	Calculated based on the closing price of $4.80 per share as reported on the Nasdaq Capital Market on December 30, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	986,919	$5.60	287,309
Equity compensation plans not approved by security holders	0	0	0
Total	986,919	$5.60	287,309

MANAGEMENT – BUSINESS HISTORY OF EXECUTIVE OFFICERS

For information as to the business history of Dr. Freer, Dr. Harris and Mr. Reynolds, see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

JAMES H. BRENNAN

Vice President, Financial Operations

Age – 54

Mr. Brennan became the Company’s Vice President, Financial Operations in January 2006. From December 1997 until January 2006, he served as the Company’s Controller. From 1996 to 1997, Mr. Brennan served as the Controller of Star Tobacco, a tobacco product manufacturer. From 1995, Mr. Brennan was the Controller for Herald Pharmacal, a manufacturer of skin care products. Mr. Brennan received a bachelor’s degree in Political Science from Mount St. Mary’s College and a master’s degree in Business Administration from Averett College.

EMPLOYMENT AGREEMENTS WITH THE COMPANY’S

NAMED EXECUTIVE OFFICERS

Richard J. Freer, Ph.D.

As of June 27, 2005, the Company entered into an amended employment agreement with Dr. Freer pursuant to which Dr. Freer will serve the Company as Chairman of the Board and Chief Operating Officer. This agreement expires on December 31, 2009. The employment agreement provides Dr. Freer with:

•	a base salary of at least $205,000, with any amount above such minimum level to be determined by the Board of Directors;

•	a grant, to take effect on January 1, 2007, of incentive stock options to purchase 30,000 shares of the Company’s common stock;

•	an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000 per year;

•	a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Freer is eligible to receive incentive stock options to purchase an aggregate of 10,000 shares of common stock and 5,000 shares of restricted common stock on a yearly basis. Such options and restricted shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant;

•	a grant of 50,000 shares of restricted common stock on June 27, 2005 and a grant of 50,000 shares of restricted common stock on January 1, 2006, with such shares vesting in quarterly installments of 10,000 shares beginning on January 1, 2010; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Freer’s death, the Company shall pay Dr. Freer’s beneficiary an amount equal to (i) one month’s salary, and (ii) a cash, option and restricted stock bonus with respect to that portion of the Company’s fiscal year completed prior to Dr. Freer’s death. In addition, upon Dr. Freer’s death, all unvested, restricted shares of the Company’s common stock held by Dr. Freer shall immediately vest.

The Company may terminate Dr. Freer’s employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. Freer.

If the Company terminates Dr. Freer’s employment for any reason other than for “Cause” or if Dr. Freer terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Freer is entitled to (a) a lump cash sum equal to the aggregate amount of salary due to Dr. Freer up through December 31, 2009 and (b) medical, dental and life insurance benefits until December 31, 2009.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Freer, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Freer would be entitled to receive the benefits noted above. In addition, all unvested options and shares of restricted stock held by Dr. Freer will immediately vest. In connection with the execution of this agreement, the Company and Dr. Freer terminated that certain Executive Severance Agreement, dated June 27, 1997.

To the extent Dr. Freer becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, the Company shall continue pay him his full salary and benefits until he shall become eligible for disability income under the Company’s disability plan. While receiving disability income payments, the Company shall pay Dr. Freer the difference between such payments and his salary (without bonus), and he shall continue to participate in the Company’s benefit plans until December 31, 2009.

The agreement contains a non-competition provision, which prohibits Dr. Freer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

Robert B. Harris, Ph.D.

As of January 1, 2005, the Company entered into an amended employment agreement with Dr. Harris pursuant to which Dr. Harris will serve the Company as President and Chief Executive Officer. This agreement expires on December 31, 2007. The employment agreement provides Dr. Harris with:

•	a base salary of at least $205,000, with any amount above such minimum level to be determined by the Board of Directors;

•	a grant of incentive stock options to purchase 30,000 shares of the Company’s common stock on January 1, 2005;

•	an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000 per year;

•

a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Harris is eligible to receive incentive stock options to purchase an aggregate of 10,000 shares of common stock and 5,000 shares of restricted common stock on a yearly basis. Such options and restricted shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Harris’ death, the Company shall pay Dr. Harris’ beneficiary an amount equal to (a) one month’s salary, and (b) a cash, option and restricted stock bonus with respect to that portion of the Company’s fiscal year completed prior to Dr. Harris’ death.

The Company may terminate Dr. Harris’ employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. Harris.

If the Company terminates Dr. Harris’ employment for any reason other than for “Cause” or if Dr. Harris terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Harris is entitled to (a) receive salary and benefits for a period of twelve months following the date of termination and (b) medical, dental and life insurance benefits until December 31, 2007.

To the extent that the Company has not offered to renew this agreement or enter into another employment arrangement with substantially similar or better terms for Dr. Harris on or before the date that is one year prior to the expiration date of this agreement, Dr. Harris may declare the Company in default, and terminate this agreement for “Good Reason.” As such, Dr. Harris would be entitled to the benefits noted above for such a termination.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Harris, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Harris would be entitled to receive the benefits noted above. In addition, all unvested options and shares of restricted stock held by Dr. Harris will immediately vest. In connection with the execution of this agreement, the Company and Dr. Harris terminated that certain Executive Severance Agreement, dated June 27, 1997.

To the extent Dr. Harris becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, the Company shall continue pay him his full salary and benefits until he shall become eligible for disability income under the Company’s disability plan. While receiving disability income payments, the Company shall pay Dr. Harris the difference between such payments and his salary (without bonus), and he shall continue to participate in the Company’s benefit plans until December 31, 2007.

The agreement contains a non-competition provision, which prohibits Dr. Harris from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

Thomas R. Reynolds

As of January 1, 2005, the Company entered into an amended employment agreement with Mr. Reynolds pursuant to which Mr. Reynolds will serve the Company as Executive Vice President for Science and Technology. This agreement expires on December 31, 2007. The employment agreement provides Mr. Reynolds with:

•	a base salary of at least $190,000, with any amount above such minimum level to be determined by the Board of Directors;

•	a grant of incentive stock options to purchase 30,000 shares of the Company’s common stock on January 1, 2005;

•	an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000 per year;

•	a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Mr. Reynolds is eligible to receive incentive stock options to purchase an aggregate of 5,000 shares of common stock and 5,000 shares of restricted common stock on a yearly basis. Such options and restricted shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Mr. Reynolds’ death, the Company shall pay Mr. Reynolds’ beneficiary an amount equal to (a) one month’s salary, and (b) a cash, option and restricted stock bonus with respect to that portion of the Company’s fiscal year completed prior to Mr. Reynolds’ death.

The Company may terminate Mr. Reynolds’ employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Mr. Reynolds.

If the Company terminates Mr. Reynolds’ employment for any reason other than for “Cause” or if Mr. Reynolds terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Mr. Reynolds is entitled to (a) receive salary and benefits for a period of twelve months following the date of termination and (b) medical, dental and life insurance benefits until December 31, 2007.

To the extent that the Company has not offered to renew this agreement or enter into another employment arrangement with substantially similar or better terms for Mr. Reynolds on or before the date that is one year prior to the expiration date of this agreement, Mr. Reynolds may declare the Company in default, and terminate this agreement for “Good Reason.” As such, Mr. Reynolds would be entitled to the benefits noted above for such a termination.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Mr. Reynolds, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Mr. Reynolds would be entitled to receive the benefits noted above. In addition, all unvested options and shares of restricted stock held by Mr. Reynolds will immediately vest. In connection with the execution of this agreement, the Company and Mr. Reynolds terminated that certain Executive Severance Agreement, dated June 27, 1997.

To the extent Mr. Reynolds becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, the Company shall continue pay him his full salary and benefits until he shall become eligible for disability income under the Company’s disability plan. While receiving disability income payments under such plan, the Company shall pay Mr. Reynolds the difference between such payments and his salary (without bonus), and he shall continue to participate in the Company’s benefit plans until December 31, 2007.

The agreement contains a non-competition provision, which prohibits Mr. Reynolds from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

James H. Brennan

As of January 1, 2005, the Company entered into a First Amended and Restated Employment Agreement with Mr. Brennan. The agreement has a term of one year and will be extended for successive one-year terms unless either Mr. Brennan or the Company shall give notice to the other of an election not to extend the term of the employment agreement. The employment agreement provides a base salary of $120,175 per year, which amount is adjustable by the Company from time to time. Mr. Brennan is also entitled to participate in the Company’s employee benefit plans. Pursuant to the agreement, Mr. Brennan is eligible to receive annual stock incentive awards to be determined by the Compensation Committee.

Pursuant to the employment agreement, Mr. Brennan is entitled to receive an annual cash bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000. To the extent Mr. Brennan becomes disabled during the term of the agreement, the Company shall continue to pay his full salary until he becomes eligible under the Company’s disability income plan. The agreement contains a non-competition provision which prohibits Mr. Brennan from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

As of April 10, 2000, the Company entered into a severance agreement with Mr. Brennan. This agreement has a term of one year and will be extended for successive one-year periods, unless either Mr. Brennan or the Company shall give notice to the other of an election not to extend the term of the severance agreement. If Mr. Brennan’s employment is terminated (with certain exceptions) within 60 months following a “Change in Control, “ as such term is defined in the severance agreement, Mr. Brennan will be entitled to receive a cash payment equal to two times his annual salary at the rate in effect immediately prior to the termination.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Who served on the Audit Committee of the Board of Directors?

The members of the Audit Committee as of December 31, 2005 were Samuel P. Sears, Jr., James D. Causey, Joseph R. Slay and Gerald P. Krueger. Each member of the Audit Committee is independent under the rules of the SEC and the Nasdaq Capital Market. The Board of Directors has determined that Samuel P. Sears, Jr., who served on the Audit Committee throughout 2005, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is attached as Exhibit B to this Proxy Statement and is available on the Company’s website at www.cbi-biotech.com under Investor Relations.

How does the Audit Committee conduct its meetings?

During 2005, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of BDO Seidman, LLP and the Company’s Controller, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2005?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•	discussed with BDO Seidman, LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with BDO Seidman, LLP its independence. The Audit Committee has concluded that BDO Seidman, LLP is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2005?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-KSB for fiscal 2005.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2005?

The Audit Committee has reviewed and discussed the fees paid to BDO Seidman, LLP during 2005 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with BDO Seidman, LLP’s independence.

Who prepared this report?

This report has been furnished by the members of the Audit Committee as of December 31, 2005:

Samuel P. Sears, Jr., Chairman

James D. Causey

Joseph R. Slay

Gerald P. Krueger

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

During fiscal 2005 and 2004, the Company paid BDO Seidman, LLP’s fees in the aggregate amount of $71,290 and $61,050, respectively, for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Forms 10-QSB.

Audit Related Fees

During fiscal 2005 and 2004, the Company paid BDO Seidman, LLP $0 and $0, respectively, for audit-related services.

Tax Fees

During fiscal 2005 and 2004, the Company paid BDO Seidman, LLP $0 and $16,678, respectively, for tax services. In fiscal 2004, such fees were for generating the Company’s tax returns.

All Other Fees

Aggregate fees billed for all other services rendered by BDO Seidman, LLP for fiscal 2005 and 2004 were $0 and $0, respectively.

This table below contains certain information about the beneficial owners known to the Company as of March 17, 2006 of more than 5% of the Company’s outstanding shares of common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Barclays Global Investors, NA (1) 45 Fremont Street San Francisco, CA 94105	275,423	8.3%

(1)	This information as to the beneficial ownership of shares of the Company’s common stock is based on the January 31, 2006 Schedule 13G filed with the SEC by Barclays Global Investors, NA. Such filing indicates that Barclays Global Investors, NA has sole voting power with respect to 275,423 shares and sole dispositive power with respect to all such shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table demonstrates the alignment of the interests of the Company’s directors and executive officers with the interests of our shareholders by showing how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers and all directors and executive officers as a group as of March 17, 2006. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)(%)
Richard J. Freer, Ph.D. (2)	324,090	9.3
Robert B. Harris, Ph.D. (3)	195,838	5.7
Thomas R. Reynolds (4)	124,598	3.7
James H. Brennan (5)	76,096	2.2
Samuel P. Sears, Jr. (6)	142,476	4.3
Donald A. McAfee, Ph.D. (7)	35,267	1.1
Joseph R. Slay (8)	5,000	*
James D. Causey (9)	22,000	*
Gerald P. Krueger (10)	18,000	*
All directors and executive officers as a group (9 persons) (11)	943,365	24.3

*	Less than 1%

(1)	Applicable percentages are based on 3,306,184 shares outstanding on March 17, 2006. Also includes shares of common stock subject to options and warrants that may be exercised within 60 days of March 17, 2006. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Dr. Freer’s address 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 132,755 shares of common stock and warrants to purchase an aggregate of 31,169 shares of common stock.

(3)	Dr. Harris’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 114,456 shares of common stock and warrants to purchase an aggregate of 28,947 shares of common stock.

(4)	Mr. Reynolds’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to beneficially held by Mr. Reynolds includes currently exercisable options to purchase an aggregate of 80,522 shares of common stock and warrants to purchase an aggregate of 13,158 shares of common stock.

(5)	Mr. Brennan’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Brennan includes currently exercisable options to purchase an aggregate of 66,480 shares of common stock. Of such shares, 550 shares are held by Mr. Brennan’s son, and Mr. Brennan disclaims beneficial ownership thereof.

(6)	Mr. Sears’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase and aggregate of 32,029 shares of common stock.

(7)	Dr. McAfee’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. McAfee represents currently exercisable options to purchase an aggregate of 32,029 shares of common stock.

(8)	Mr. Slay’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Slay represents currently exercisable options to purchase an aggregate of 5,000 shares of common stock.

(9)	Mr. Causey’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Causey represents currently exercisable options to purchase an aggregate of 21,000 shares of common stock.

(10)	Mr. Krueger’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Krueger includes currently exercisable options to purchase an aggregate of 16,000 shares of common stock.

(11)	Includes currently exercisable options and warrants to purchase an aggregate of 573,575 shares of Common Stock within 60 days of March 17, 2006.

GENERAL

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended December 31, 2005 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s common stock. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that Mr. Brennan failed to timely file a single transaction on Form 4; Dr. McAfee failed to timely file a single transaction on Form 4; Mr. Sears failed to timely file a single transaction on Form 4; Mr. Causey failed to timely file a single transaction of Form 4; Dr. Krueger failed to timely file a single transaction on Form 4; and Mr. Slay failed to timely file a single transaction on Form 3. All such omissions have been subsequently corrected.

Availability of Form 10-KSB and Annual Report to Shareholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235, by calling (804) 648-3820 or via the Internet at www.cbi-biotech.com.

Shareholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by December 14, 2006. All written proposals should be submitted to: Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

EXHIBIT A

COMMONWEALTH BIOTECHNOLOGIES, INC.

2006 STOCK INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the 2006 Commonwealth Biotechnologies, Inc. Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of Commonwealth Biotechnologies, Inc. (the “Company”) by attracting and retaining personnel, including employees, non-employee directors, and consultants, through the use of stock incentives. It is believed that ownership of Company stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business.

(b) The Plan was adopted by the Board of Directors of the Company on November 18, 2005, and will become effective on May 19, 2006 (the “Effective Date”), subject to the approval of the Company’s shareholders.

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock or Incentive Stock.

(d) Award. The award of an Option, Restricted Stock or Incentive Stock under the Plan.

(e) Company. Commonwealth Biotechnologies, Inc.

(f) Company Stock. Common stock of Commonwealth Biotechnologies, Inc. In the event of a change in the capital structure of the Company (as provided in Section 13 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(g) Beneficiary. The person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

(h) Board. The Board of Directors of the Company.

(i) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(j) Change of Control.

(i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its subsidiaries, (y) an employee benefit plan or related trust of the Company, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition. For purposes of this subsection, a “person” means an individual, entity or group, as that term is used for purposes of the Act.

(ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

(iii) A liquidation of the Company.

(k) Code. The Internal Revenue Code of 1986, as amended.

(l) Committee. The Compensation Committee of the Board of Directors. All of the Committee members shall be “Non-Employee Directors” as defined in Rule 16b-3 under the Act or any similar or successor rule.

(m) Consultant. A person rendering services to the Company who is not an “employee” for purposes of employment tax withholding under the Code.

(n) Corporate Change. A consolidation, merger, dissolution or liquidation of the Company, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

(o) Date of Grant. The date as of which an Award is made by the Committee.

(p) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(q) Fair Market Value.

(i) If the Company Stock is traded on an exchange, the average of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or

(ii) If the Company Stock is traded in the over-the-counter market, the average between the closing bid and asked prices as reported by NASDAQ.

(iii) If Shares of Company Stock are not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iv) Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there if are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

(r) Incentive Stock. Company Stock awarded when performance goals are achieved pursuant to an incentive plan established by the Committee, as provided in Section 8 below.

(s) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code Section 422.

(t) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(u) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(v) Participant. Any individual who receives an Award under the Plan.

(w) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 below.

(x) Rule 16b-3. Rule 16b-3 of the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(y) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options, Restricted Stock and Incentive Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan aggregate of 300,000 shares of Company Stock, which shall include authorized, but unissued, shares. The number of shares reserved for issuance as Incentive Stock Options under the Plan shall be an aggregate of 300,000 shares of Company Stock, which shall include authorized, but unissued shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock or Incentive Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

5. Eligibility.

(a) Any employee of, director of, or Consultant to the Company who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

(d) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 50,000 shares of Company Stock.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of a Nonstatutory Stock Option Awards intended to be performance-bases for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of the shares of Company Stock covered by the Option on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control or Corporate Change acceleration parameters under which all, or a portion, of the Restricted Stock will vest. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the

Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

8. Incentive Stock Awards.

(a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee. The Committee shall establish such performance criteria as it deems appropriate as a prerequisite for the issuance of Incentive Stock. A Participant who is eligible to receive Incentive Stock will have no rights as a shareholder before receipt of the Incentive Stock certificates. Incentive Stock may be issued without cash consideration. A Participant’s interest in an incentive program or the contingent right to receive Incentive Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(b) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control or Corporate Change occurs, even though the performance goals set by the Committee have not been met.

9. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock (subject to such restrictions as the Committee may establish, including a requirement that any shares of Company Stock so delivered shall have been held by the Participant for not less than six months) or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and in accordance with Rule 16b-3.

11. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company, and subject to the proviso that any such adjustments or new options shall not be made or granted, respectively, that would result in subjecting the Plan to variable plan accounting treatment. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 13 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

14. Change of Control.

(a) In the event of a Change of Control or Corporate Change, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following: at the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control or Corporate Change; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving legal entity in such Change of Control or Corporate Change.

15. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If and to the extent required by Rule 16b-3, all members of the Committee shall be “Non-Employee Directors” as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more “outside directors” as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify an “outside director” or (to the extent required by Rule 16b-3) a “Non-Employee Director,” such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Committee from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control or Corporate Change exists, (ix) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

16. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal securities law or regulation that the

Company’s counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant’s investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

17. Rights Under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

18. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Incentive Stock after the Participant’s death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant’s beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant’s surviving spouse, (b) the Participant’s surviving descendants, per stirpes, or (c) the personal representative of the Participant’s estate.

19. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address to the attention of the Secretary; (b) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

20. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

EXHIBIT B

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship, that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. It is intended that the composition of the committee shall comply with the regulations of the Securities and Exchange Commission and of the National Association of Securities Dealers, Inc. as they may be applicable.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to corporate directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. This is to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will,

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the corporation and its division and subsidiaries.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•

Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation. It will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further the committee periodically should review corporation’s policy statements to determine their adherence to the code of conduct.

•	Review the internal accounting function of the corporation, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the corporation.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

B-2

AUTOMATIC DATA PROCESSING INVESTOR COMMUNICATION SERVICES

FACSIMILE COVER SHEET

To:
Company:	Commonwealth Biotech
Phone:
E-Mail	Address:
Fax:
From:	Steve Dorce
Company:	ADP Investor Communication Services
Phone:	(631) 274-8168
Fax:	(631) 254-1870
DATE	& Time:
Pages	including
this	cover Page:
RE:	Production Proof

Attached please find the production proof of your proxy card. This represents what a live proxy card would look like. Please review carefully and sign off if acceptable and fax back to my attention.

Thank you.

Signature:

Date:

COMMONWEALTH BIOTECHNOLOGIES, INC. ATTN: ROBERT HARRIS 601 BIOTECH DRIVE RICHMOND, VA 23235

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

VOTE BY INTERNET—www.proxvvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDERS COMMUNICATIONS If you would like to reduce the costs incurred by Commonwealth Biotechnologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Commonwealth Biotechnologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

COMOB1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

COMMONWEALTH BIOTECHNOLOGIES, INC.

Vote On Directors

1. Election as director of all nominees listed:

01) Richard J. Freer, Ph.D. (Class III)

02) Gerald P. Krueger (Class III)

03) Donald A. McAfee (Class III)

04) Joseph R. Slay (Class II)

02 0000000000 215063169272

For Withhold For All All All Except

TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, MARK “FOR ALL EXCEPT” AND WRITE THE APPLICABLE NAME ON THE LINE BELOW.

Vote On Proposals

2. To approve the Commonwealth Biotechnologies, Inc. 2006 Stock Incentive Plan.

3. To ratify the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending December 31. 2006.

THIS PROXY MUST BE DATED AND SIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

For Against Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability entity, please sign in full name such entity by authorized person.

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

Signature [PLEASE SIGN WITHIN BOX] Date

P30568

Signature (Joint Owners) Date

123,456,789,012

202739108

24

ANNUAL MEETING OF SHAREHOLDERS May 19, 2006

The undersigned hereby appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., or either of them, with power of substitution, as proxies to vote all stock of Commonwealth Biotechnologies, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Shareholders to be held on May 19, 2006, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the three nominees as Class III Directors and one nominee as a Class II Director; (ii) FOR the approval of the Commonwealth Biotechnologies, Inc. 2006 Stock Incentive Plan and (iii) FOR the proposal to ratify the appointment of BDO Seidman, LLP as independent public accountants of the Company for the fiscal year ending December 31, 2006.

IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.